CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report s dated November 16, 2005 and October 2, 2006 , to this Registration Statement on Form SB-2 Pre-Effective Amendment No. 3 of Edgewater Foods International, Inc. for the registration of shares of its common stock.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/  LBB &Associates Ltd., LLP

LBB &Associates Ltd., LLP

(formerly, Lopez, Blevins, Bork and Associates, LLP)

Houston, Texas

October 1 6 , 2006